Corporate Communications Department
NEWS Release

Textron Reports First Quarter 2025 Results

•EPS of $1.13; adjusted EPS of $1.28, up from $1.20 in the prior year
•Revenues of $3.3 billion, up $171 million from the prior year
•$215 million returned to shareholders through share repurchases in the first quarter
•Powersports business sold, including the Arctic Cat brand and operations
•2025 financial outlook reaffirmed

Providence, Rhode Island – April 24, 2025 – Textron Inc. (NYSE: TXT) today reported first quarter 2025 net income of $1.13 per share, as compared to $1.03 per share in the first quarter of 2024. Adjusted net income, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $1.28 per share for the first quarter of 2025, compared to $1.20 per share in the first quarter of 2024.

"In the quarter, we saw strong growth in both military and commercial product lines at Bell," said Textron Chairman and CEO Scott C. Donnelly. "At Aviation, operations continued to improve as the factory progressed toward pre-strike performance levels while ramping production. At Textron Specialized Vehicles, we completed the sale of the Powersports business, including the Arctic Cat brand and its operations."

Cash Flow

Net cash used by operating activities of the manufacturing group for the first quarter was $114 million, compared to a cash use of $30 million in last year's first quarter. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, reflected a use of cash of $158 million for the first quarter, compared to a cash use of $81 million in last year's first quarter.
In the quarter, Textron returned $215 million to shareholders through share repurchases.

Divestiture

Within the Industrial segment, we have completed the previously announced strategic review of the Powersports product line. On April 23, 2025, we closed on the sale of the Powersports business, including the Arctic Cat brand and its operations.

Outlook

Textron reiterated its expectation for full-year 2025 GAAP earnings per share from continuing operations to be in the range of $5.19 to $5.39, or $6.00 to $6.20 on an adjusted basis, which is reconciled to GAAP in an attachment to this release.

The Company reiterated its expectation that net cash provided by operating activities of the manufacturing group will be between $1.2 billion and $1.3 billion and manufacturing cash flow before pension contributions, a non-GAAP measure, will be between $800 million and $900 million, with planned pension contributions of about $50 million.

First Quarter Segment Results

Textron Aviation

Textron Aviation’s revenues were $1.2 billion, up $24 million from last year's first quarter, largely reflecting higher aftermarket parts and services revenue of $27 million.

Textron Aviation delivered 31 jets in the quarter, down from 36 in the first quarter of 2024, and 30 commercial turboprops, up from 20 in last year's first quarter.

Segment profit was $127 million in the first quarter, down $16 million from a year ago, primarily reflecting the mix of aircraft sold, partially offset by higher aftermarket volume.

Textron Aviation backlog at the end of the first quarter was $7.9 billion.

Bell

Bell revenues were $983 million, up $256 million from the first quarter of 2024. The revenue increase in the quarter was driven by higher military revenues of $154 million, primarily due to higher volume from the U.S. Army's FLRAA program and military sustainment programs, and higher commercial revenues of $102 million, primarily due to higher volume and mix.

Bell delivered 29 commercial helicopters in the quarter, up from 18 in last year's first quarter.

Segment profit of $90 million was up $10 million from last year's first quarter, largely due to the higher volume and mix of products and services described above.

Bell backlog at the end of the first quarter was $7.1 billion.

Textron Systems

Textron Systems revenues were $296 million, down $10 million from last year's first quarter, largely due to lower volume, which included the impact of the cancellation of the Shadow program in 2024, partially offset by higher volume for the Ship-to-Shore Connector program.

Segment profit of $40 million was up $2 million, compared with the first quarter of 2024, primarily due to lower research and development costs, partially offset by lower volume.

Textron Systems’ backlog at the end of the first quarter was $2.3 billion.

Industrial

Industrial revenues were $792 million, down $100 million from last year's first quarter, largely due to lower volume and mix. Textron Specialized Vehicles' revenues decreased $62 million, reflecting lower volume and mix, and Kautex revenues decreased $38 million, largely due to lower volume.

Segment profit of $30 million was essentially unchanged from the first quarter of 2024 as the impact of lower volume and mix was mostly offset by the benefit of cost reductions from restructuring activities.

Textron eAviation

Textron eAviation segment revenues were $7 million in the first quarter of 2025, and segment loss was $17 million, as compared with a segment loss of $18 million in the first quarter of 2024.

Finance

Finance segment revenues were $16 million, and profit was $10 million in the first quarter of 2025, as compared to segment revenues of $15 million and profit of $18 million in the first quarter of 2024.

Conference Call Information

Textron will host its conference call today, April 24, 2025 at 8:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (844) 867-6169 in the U.S. or (409) 207-6975 outside of the U.S.; Access Code: 3144750.

In addition, the call will be recorded and available for playback beginning at 11:00 a.m. (Eastern) on Thursday, April 24, 2025 by dialing (402) 970-0847; Access Code: 1480019.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Pipistrel, Jacobsen, Kautex, Lycoming, E-Z-GO, and Textron Systems. For more information visit: www.textron.com.
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Forward-looking Information
Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S.

Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates and inflationary pressures; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; the risk of disruptions to our business and the business of our suppliers, customers and other business partners due to unexpected events, such as pandemics, natural disasters, acts of war, strikes, terrorism, social unrest or other societal, geopolitical or macroeconomic conditions; risks related to changing U.S. and foreign trade policies, including increased trade restrictions or tariffs; and the ability of our businesses to hire and retain the highly skilled personnel necessary for our businesses to succeed.

Investor Contacts:
Scott Hegstrom – 401-457-2288
Kyle Williams – 401-457-2288

Media Contact:
Mike Maynard – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 29, 2025	March 30, 2024
REVENUES
MANUFACTURING:
Textron Aviation	$1,212	$1,188
Bell	983	727
Textron Systems	296	306
Industrial	792	892
Textron eAviation	7	7
	3,290	3,120
FINANCE	16	15
Total revenues	$3,306	$3,135

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$127	$143
Bell	90	80
Textron Systems	40	38
Industrial	30	29
Textron eAviation	(17)	(18)
	270	272
FINANCE	10	18
Segment profit (a)	280	290

Corporate expenses and other, net	(43)	(62)
Interest expense, net for Manufacturing group	(25)	(15)
LIFO inventory provision	(29)	(20)
Intangible asset amortization	(8)	(8)
Special charges (b)	—	(14)
Non-service components of pension and postretirement income, net	66	66
Income before income taxes	241	237
Income tax expense	(34)	(36)
Net income	$207	$201

Earnings per share	$1.13	$1.03

Diluted average shares outstanding	183,668,000	194,860,000

Net income and Diluted earnings per share (EPS) GAAP to Non-GAAP reconciliation:

	Three Months Ended
	March 29, 2025	March 30, 2024
Net income - GAAP	$207	$201
Add: LIFO inventory provision, net of tax	22	15
Intangible asset amortization, net of tax	6	6
Special charges, net of tax	—	11
Adjusted net income - Non-GAAP (a)	$235	$233

Diluted earnings per share:
Net income - GAAP	$1.13	$1.03
Add: LIFO inventory provision, net of tax	0.12	0.08
Intangible asset amortization, net of tax	0.03	0.03
Special charges, net of tax	—	0.06
Adjusted net income - Non-GAAP (a)	$1.28	$1.20
(a)Segment profit, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures and Outlook" attached to this release.
(b)In the first quarter of 2024, we recorded special charges of $14 million in connection with the restructuring plan announced at the end of 2023. These charges were largely related to headcount reductions in the Textron Systems and Bell segments.

TEXTRON INC.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	March 29, 2025	December 28, 2024
Assets
Cash and equivalents	$1,194	$1,386
Accounts receivable, net	940	949
Inventories	4,270	4,071
Other current assets	829	687
Net property, plant and equipment	2,503	2,529
Goodwill	2,297	2,288
Other assets	4,230	4,248
Finance group assets	679	680
Total Assets	$16,942	$16,838

Liabilities and Shareholders' Equity
Current portion of long-term debt	$356	$357
Accounts payable	1,117	943
Other current liabilities	2,916	3,094
Other liabilities	1,840	1,945
Long-term debt	3,038	2,890
Finance group liabilities	400	405
Total Liabilities	9,667	9,634

Total Shareholders' Equity	7,275	7,204
Total Liabilities and Shareholders' Equity	$16,942	$16,838

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended
	March 29, 2025	March 30, 2024
Cash Flows from Operating Activities:
Net income	$199	$187
Depreciation and amortization	92	88
Deferred income taxes and income taxes receivable/payable	15	19
Pension, net	(59)	(56)
Changes in assets and liabilities:
Accounts receivable, net	16	(34)
Inventories	(183)	(350)
Accounts payable	171	121
Other, net	(365)	(5)
Net cash from operating activities	(114)	(30)
Cash Flows from Investing Activities:
Capital expenditures	(56)	(66)
Net proceeds from corporate-owned life insurance policies	31	3
Proceeds from sale of property, plant and equipment	—	3
Other investing activities, net	15	—
Net cash from investing activities	(10)	(60)
Cash Flows from Financing Activities:
Net proceeds from long-term debt	495	—
Principal payments on long-term debt and nonrecourse debt	(352)	(352)
Purchases of Textron common stock	(215)	(317)
Dividends paid	(3)	(4)
Other financing activities, net	—	38
Net cash from financing activities	(75)	(635)
Total cash flows	(199)	(725)
Effect of exchange rate changes on cash and equivalents	7	(8)
Net change in cash and equivalents	(192)	(733)
Cash and equivalents at beginning of period	1,386	2,121
Cash and equivalents at end of period	$1,194	$1,388

Manufacturing cash flow GAAP to Non-GAAP reconciliation:

	Three Months Ended
	March 29, 2025	March 30, 2024
Net cash from operating activities - GAAP	$(114)	$(30)
Less: Capital expenditures	(56)	(66)
Add: Total pension contributions	12	12
Proceeds from sale of property, plant and equipment	—	3
Manufacturing cash flow before pension contributions - Non-GAAP (a)	$(158)	$(81)
(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures and Outlook" attached to this release.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended
	March 29, 2025	March 30, 2024
Cash Flows from Operating Activities:
Net income	$207	$201
Depreciation and amortization	92	88
Deferred income taxes and income taxes receivable/payable	17	23
Pension, net	(59)	(56)
Changes in assets and liabilities:
Accounts receivable, net	16	(34)
Inventories	(183)	(350)
Accounts payable	171	121
Captive finance receivables, net	(13)	22
Other, net	(372)	(22)
Net cash from operating activities	(124)	(7)
Cash Flows from Investing Activities:
Capital expenditures	(56)	(66)
Net proceeds from corporate-owned life insurance policies	31	3
Proceeds from sale of property, plant and equipment	—	3
Finance receivables repaid	9	8
Finance receivables originated	—	(11)
Other investing activities, net	15	—
Net cash from investing activities	(1)	(63)
Cash Flows from Financing Activities:
Net proceeds from long-term debt	495	—
Principal payments on long-term debt and nonrecourse debt	(355)	(365)
Purchases of Textron common stock	(215)	(317)
Dividends paid	(3)	(4)
Other financing activities, net	—	49
Net cash from financing activities	(78)	(637)
Total cash flows	(203)	(707)
Effect of exchange rate changes on cash and equivalents	7	(8)
Net change in cash and equivalents	(196)	(715)
Cash and equivalents at beginning of period	1,441	2,181
Cash and equivalents at end of period	$1,245	$1,466

TEXTRON INC.
Non-GAAP Financial Measures and Outlook
(Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures. Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. We utilize the following definitions for the non-GAAP financial measures included in this release and have provided a reconciliation of the GAAP to non-GAAP amounts for each measure:
Segment Profit
Segment profit is an important measure used by our chief operating decision maker for evaluating performance and for decision-making purposes. Segment profit for the manufacturing segments excludes the non-service components of pension and postretirement income, net; LIFO inventory provision; intangible asset amortization; interest expense, net for Manufacturing group; certain corporate expenses; gains/losses on major business dispositions; and special charges. The measurement for the Finance segment includes interest income and expense along with intercompany interest income and expense.
Adjusted Net Income, Adjusted Diluted Earnings Per Share and Outlook
Adjusted net income and adjusted diluted earnings per share exclude LIFO inventory provision, net of tax; intangible asset amortization, net of tax; special charges, net of tax; and gains/losses on major business dispositions, net of tax. LIFO inventory provision is excluded to improve comparability with other companies in our industry who have not elected to use the LIFO inventory costing method. Intangible asset amortization is excluded to improve comparability as the impact of such amortization can vary substantially from company to company depending upon the nature and extent of acquisitions and exclusion of this expense is consistent with the presentation of non-GAAP measures provided by other companies within our industry. Management believes that it is important for investors to understand that these intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We consider items recorded in special charges, such as enterprise-wide restructuring, certain asset impairment charges, and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations.

	Three Months Ended
	March 29, 2025	March 30, 2024
Net income - GAAP	$207	$201
Add: LIFO inventory provision, net of tax	22	15
Intangible asset amortization, net of tax	6	6
Special charges, net of tax	—	11
Adjusted net income - Non-GAAP	$235	$233

Diluted earnings per share:
Net income - GAAP	$1.13	$1.03
Add: LIFO inventory provision, net of tax	0.12	0.08
Intangible asset amortization, net of tax	0.03	0.03
Special charges, net of tax	—	0.06
Adjusted net income - Non-GAAP	$1.28	$1.20

	2025 Outlook
				Diluted EPS
Net income - GAAP	$955		$990	$5.19		$5.39
Add: LIFO inventory provision, net of tax		125			0.68
Intangible asset amortization, net of tax		25			0.13
Adjusted net income - Non-GAAP	$1,105	—	$1,140	$6.00	—	$6.20

TEXTRON INC.
Non-GAAP Financial Measures and Outlook (Continued)
(Dollars in millions, except per share amounts)

Manufacturing Cash Flow Before Pension Contributions and Outlook
Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:
•Deducts capital expenditures and includes proceeds from insurance recoveries and the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;
•Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;
•Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.
While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

	Three Months Ended
	March 29, 2025	March 30, 2024
Net cash from operating activities - GAAP	$(114)	$(30)
Less: Capital expenditures	(56)	(66)
Add: Total pension contributions	12	12
Proceeds from sale of property, plant and equipment	—	3
Manufacturing cash flow before pension contributions - Non-GAAP	$(158)	$(81)

	2025 Outlook
Net cash from operating activities - GAAP	$1,175	—	$1,275
Less: Capital expenditures		(425)
Add: Total pension contributions		50
Manufacturing cash flow before pension contributions - Non-GAAP	$800	—	$900